EXHIBIT 10.2

FOR INTERNAL USE ONLY

Request No. 120727

Contract No. 107034

Legal Entity No. 4084

DUNS No. 6924427

FORM OF SERVICE AGREEMENT

Applicable to Agreements Executed After April 1, 2002

Firm Transportation Service – Market Area

FTS-2

THIS AGREEMENT entered into this 1st day of November, 2007, by and between Florida Gas Transmission Company, LLC, a corporation of the State of Delaware (herein called "Transporter"), and FLORIDA PUBLIC UTILITIES COMPANY (herein called "Shipper"),

W I T N E S S E T H

WHEREAS, Shipper is interested in obtaining firm transportation service from Transporter and Transporter is willing to provide firm transportation service to Shipper; and

WHEREAS, such service will be provided by Transporter for Shipper in accordance with the terms hereof.

NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the sufficiency of which is hereby acknowledged, Transporter and Shipper do covenant and agree as follows:

ARTICLE I

Definitions

In addition to the definitions incorporated herein through Transporter's Rate Schedule FTS-2, the following terms when used herein shall have the meanings set forth below:

1.1

The term "Rate Schedule FTS-2" shall mean Transporter's Rate Schedule FTS-2 as filed with the FERC and as may be changed and adjusted from time to time by Transporter in accordance with Section 4.2 hereof or in compliance with any final FERC order affecting such rate schedule.

1.2

The term "FERC" shall mean the Federal Energy Regulatory Commission or any successor regulatory agency or body, including the Congress, which has authority to regulate the rates and services of Transporter.

1.3

[Deleted – Not Applicable]

1.4

[Deleted – Not Applicable]

ARTICLE II

Quantity

2.1

The Maximum Daily Transportation Quantity ("MDTQ") is set forth on a seasonal basis, and by Division if applicable, on Exhibit B attached hereto as the same may be amended from time to time. The applicable MDTQ shall be the largest daily quantity of gas expressed in MMBtu, that Transporter is obligated to transport and make available for delivery to Shipper under this Service Agreement on any one day.

2.2

Upon the effective date, Shipper may tender natural gas for transportation to Transporter on any day, up to the MDTQ plus Transporter's fuel, if applicable. Transporter agrees to receive the aggregate of the quantities of natural gas that Shipper tenders for transportation at the Receipt Points, up to the maximum daily quantity ("MDQ") specified for each receipt point as set out on Exhibit A, plus

Transporter's fuel, if applicable, and to transport and make available for delivery to Shipper at each Delivery Point specified on Exhibit B, up to the amount scheduled by Transporter less Transporter's fuel, if applicable (as provided in Rate Schedule FTS-2), provided however, that Transporter shall not be required to accept for transportation and make available for delivery more than the MDTQ on any day.

ARTICLE III

Payment and Rights in the Event of Non-Payment

3.1

Upon the commencement of service hereunder, Shipper shall pay Transporter, for all service rendered hereunder, the rates established in Article IV herein.

3.2

Termination for Non-Payment. In the event Shipper fails to pay for the service provided under this Agreement, pursuant to the conditions set forth in Section 15 of the General Terms and Conditions of Transporter's FERC Gas Tariff, Transporter shall have the right to suspend or terminate this Agreement pursuant to the conditions set forth in said Section 15.

ARTICLE IV

Rates and Terms and Conditions of Service

4.1

This Agreement in all respects shall be and remain subject to the provisions of Rate Schedule FTS-2 and of the applicable provisions of the General Terms and Conditions of Transporter on file with the FERC (as the same may hereafter be legally amended or superseded), all of which are made a part hereof by this reference.

4.2

Transporter shall have the unilateral right to file with the appropriate regulatory authority and seek to make changes in (a) the rates and charges applicable to its Rate Schedule FTS-2, (b) Rate Schedule FTS-2 including the Form of Service Agreement and the existing Service Agreement pursuant to which this service is rendered; provided however, that the firm character of service shall not be subject to change hereunder by means of a Section 4 Filing by Transporter, and/or (c) any provisions of the General Terms and Conditions of Transporter's Tariff applicable to Rate Schedule FTS-2. Transporter agrees that Shipper may protest or contest the aforementioned filings, or seek authorization from duly constituted regulatory authorities for such adjustment of Transporter's existing FERC Gas Tariff as may be found necessary in order to assure that the provisions in (a), (b) or (c) above are just and reasonable.

4.3

[Deleted – Not Applicable]

4.4

[Deleted – Not Applicable]

ARTICLE V

Term of Agreement

5.1

This Agreement shall become effective upon the date first written above and shall continue in effect 03/31/2022.

5.2

In the event the capacity being contracted for was acquired pursuant to Section 18.C.2 of Transporter's Tariff, then this Agreement shall terminate on the date set forth in Section 5.1 above. Otherwise, in accordance with the provisions of Section 20 of the General Terms and Conditions of Transporter's Tariff, Shipper has elected Roll-over Option and upon the expiration of the primary term and any extension or roll-over, termination will be governed by the provisions of Section 20 of the General Terms and Conditions of Transporter's Tariff.

5.3

For a Shipper in the business of generating and distributing electricity and who sign a Service Agreement with a term of twenty (20) years or more, in the event of the enactment of any statute or the issuance of any order, rule, or regulation by state or federal governmental authority that changes the electric market structure in the State of Florida, Shipper shall have the right, upon three (3) years prior written notice to Transporter, to terminate that portion of the firm quantity provided for in Shipper's Service Agreement utilized for electric generation at any time after the tenth anniversary of the commencement of the primary term of the Shipper's Service Agreement.

5.4

Shipper may buy out of a Service Agreement for all or a portion of its transportation capacity ("MDTQ") thereunder, at any time, by paying Transporter the net present value of Shipper's remaining reservation charge obligations for such capacity, discounted at a reasonable rate to be mutually agreed upon by the parties at the time of such buy-out.

5.5

Notwithstanding any other provision in this Agreement, after commencement of service under this Agreement, in the event that: (1) Shipper is capable of using gas; and (2) Transporter is unable to deliver Shipper's designated volumes at the specified Delivery Point(s) and at the pressures provided for in this Agreement for a period of two consecutive days ("Service Cessation"), Shipper shall have the right to reduce the MDTQ by the volumes not delivered, without costs or penalty, by providing written notice to Transporter within forty-five (45) days of such occurrence; provided, however, that if a Service Cessation occurs more than five (5) times in any calendar year, Shipper shall have the right to terminate this Agreement by providing written notice to Transporter within forty-five (45) days of such occurrence; provided further, however, that if Transporter's failure to deliver is due to events of Transporter's force majeure as defined in Rate Schedule FTS-2, Shipper shall have the right to terminate or to reduce the MDTQ only in the event such force majeure continues for more than one hundred eighty-five (185) consecutive days of any three hundred sixty-five (365) day period.

ARTICLE VI

Point(s) of Receipt and Delivery and Maximum Daily Quantities

6.1

The Primary Point(s) of Receipt and maximum daily quantity for each Primary Point of Receipt, for all gas delivered by Shipper to Transporter under this Agreement shall be at the Point(s) of Receipt on the pipeline system of Transporter or any Transporting Pipeline as set forth in Exhibit A attached hereto, as the same may be amended from time to time. In accordance with the provisions of Section 8.A. of Rate Schedule FTS-2 and Section 21.C. of the General Terms and Conditions of Transporter's Tariff, Shipper may request changes in its Primary Point(s) of Receipt. Transporter may make such changes in accordance with the terms of Rate Schedule FTS-2 and the applicable General Terms and Conditions of its Tariff.

6.2

The Primary Point(s) of Delivery and maximum daily quantity for each point for all gas made available for delivery by Transporter to Shipper, or for the account of Shipper, under this Agreement shall be at the Point(s) of Delivery as set forth in Exhibit B hereto, as same may be amended from time to time, and shall be in Transporter's Market Area; provided, however, that a Shipper who acquires a segment of FTS-2 capacity in the Western Division may only request new Delivery Points in Transporter's Western Division. In accordance with the provisions of Section 9.A. of Rate Schedule FTS-2 and Section 21.C. of the General Terms and Conditions of Transporter's Tariff, Shipper may request changes in its Primary Point(s) of Delivery provided that such new requested Primary Delivery Points must be located in Transporter's Market Area; provided, however, that a Shipper who acquires a segment of FTS-2 capacity in the Western Division may only request new Delivery Points in Transporter's Western Division. Transporter may make such changes in accordance with the terms of Rate Schedule FTS-2 and the applicable General Terms and Conditions of its Tariff. Transporter is not obligated to accept changes where the new Primary Delivery point is also a delivery point under a Rate Schedule SFTS Service Agreement and the load to be served is an existing behind-the-gate customer of a Rate Schedule SFTS Shipper as defined in Section 11 of Rate Schedule SFTS.

ARTICLE VII

Notices

All notices, payments and communications with respect to this Agreement shall be in writing and sent to the addresses stated below or at any other such address as may hereafter be designated in writing:

ADMINISTRATIVE MATTERS

Transporter:

FLORIDA GAS TRANSMISSION COMPANY, LLC

P. O. Box 4976

Houston, Texas 77210-4976

Attention: CONTRACT ADMINISTRATION

Telephone No. (713) 989-2082

Fax No. (713) 989-1150

Shipper:

            FLORIDA PUBLIC UTILITIES COMPANY

P.O. BOX 3395 – PO#12726

WEST PALM BEACH FL 33402-3395

Attention: CHUCK STEIN

Telephone No. (561) 838-1760

Fax No. (561) 838-1713

PAYMENT BY WIRE TRANSFER

Transporter:

Florida Gas Transmission Company, LLC

JP Morgan Chase New York ABA No. 021000021

Account No. 304153435

New York, NY

ARTICLE VIII

Facilities

8.1

[Deleted – Not Applicable]

8.2

[Deleted – Not Applicable]

ARTICLE IX

Regulatory Authorizations and Approvals

Transporter's obligation to provide service is conditioned upon receipt and acceptance of any necessary regulatory authorization, in a form acceptable to Transporter in its sole discretion, to provide Firm Transportation Service to Shipper in accordance with the terms of Rate Schedule FTS-2, this Service Agreement and the General Terms and Conditions of Transporter's Tariff. Shipper agrees to reimburse Transporter for all reporting and/or filing fees incurred by Transporter in providing service under this Service Agreement.

ARTICLE X

Pressure

10.1

The quantities of gas delivered or caused to be delivered by Shipper to Transporter hereunder shall be delivered into Transporter's pipeline system at a pressure sufficient to enter Transporter's system, but in no event shall such gas be delivered at a pressure exceeding the maximum authorized operating pressure or such other pressure as Transporter permits at the Point(s) of Receipt.

10.2

Transporter shall have no obligation to provide compression and/or alter its system operation to effectuate deliveries at the Point(s) of Delivery hereunder.

10.3

[Deleted – Not Applicable]

ARTICLE XI

Other Provisions

11.1

Prior to Transporter's execution of this Agreement, Shipper must demonstrate creditworthiness satisfactory to Transporter. In the event Shipper fails to establish creditworthiness within fifteen (15) days of Transporter's notice, Transporter shall not execute this Agreement and this Agreement shall not become effective.

11.2

[Deleted – Not Applicable]

11.3

[Deleted – Not Applicable]

11.4

[Deleted – Not Applicable]

11.5

[Deleted – Not Applicable]

ARTICLE XII

Miscellaneous

12.1

(a)

This Agreement shall bind and benefit the successors and assigns of the respective parties hereto; provided however, that neither party shall assign this Agreement or any of its rights or obligations hereunder without first obtaining the written consent of the other party, which consent shall not be unreasonably withheld.

(b)

[Deleted – Not Applicable]

12.2

No waiver by either party of any one or more defaults by the other in the performance of any provisions of this Agreement shall operate or be construed as a waiver of any future defaults of a like or different character.

12.3

This Agreement contains Exhibits A and B which are incorporated fully herein.

12.4

THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO ANY CONFLICT OF LAWS DOCTRINE WHICH WOULD APPLY THE LAWS OF ANOTHER JURISIDCTION.

ARTICLE XIII

Superseding Prior Service Agreements

This Agreement supersedes and cancels the following Service Agreements between Transporter and Shipper: None.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers effective as of the date first written above.

TRANSPORTER

            SHIPPER

FLORIDA GAS TRANSMISSION COMPANY

FLORIDA PUBLIC UTILITIES COMPANY

By:  /s/  Robert E. Hayes____________

By:  /s/ C. L. Stein____________

(Please type or print name)

            (Please type or print name)

Title: Sr. Vice President & CCO

Title: Sr. Vice President & CCO

Date: October 2, 2007

Date:  September 27, 2007

Exhibit A

to

Firm Gas Transportation Service Agreement

Between

Florida Gas Transmission Company, LLC

and

FLORIDA PUBLIC UTILITIES COMPANY

Dated

11/01/2007

Date Range: 11/01/2007 to 03/31/2022
Point(s) of Receipt			Maximum Daily Quantity (MMBtu)*
Point Description	Point	DRN	Apr	May-Sept	Oct	Nov-Mar
Zone 2
NGPL VERMILION	57391	32606	91	109	109	92
Zone 2 Total:			91	109	109	92

Zone 3
TRANSCO/CITRONELLE FGT MAINLINE	71462	255572	24	6	6	23
Zone 3 Total:			24	6	6	23

Total MDTQ:			115	115	115	115

* Exclusive of Transporter's fuel. Shipper to provide fuel pursuant to Fuel Reimbursement Charge Adjustment provisions of Transporter's F.E.R.C. Gas Tariff, General Terms and Conditions.

Contract No: 107034

Exhibit B

to

Firm Gas Transportation Service Agreement

Between

Florida Gas Transmission Company, LLC

and

FLORIDA PUBLIC UTILITIES COMPANY

Dated

11/01/2007

Date Range: 11/01/2007 to 03/31/2022
Point(s) of Delivery			Maximum Daily Quantity (MMBtu)*
Point Description	Point	DRN	Apr	May-Sept	Oct	Nov-Mar
USS AGRI-CHEM FT MEADE	16276	3219	115	115	115	115
Total MDTQ:			115	115	115	115

* Exclusive of Transporter's fuel. Shipper to provide fuel pursuant to Fuel Reimbursement Charge Adjustment provisions of Transporter's F.E.R.C. Gas Tariff, General Terms and Conditions.

Contract No: 107034